UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2004

GRANITE CONSTRUCTION PROFIT
SHARING AND 401(K) PLAN

GRANITE CONSTRUCTION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18350 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

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Item 4. Changes in Registrant’s Certifying Accountant.

     PricewaterhouseCoopers, LLP (“PWC”), as independent accountant for the Granite Construction Profit Sharing and 401(k) Plan (the “Plan”) was dismissed by Granite on May 4, 2004.

     PWC’s reports on the financial statements of the Plan for either of the past two years did not contain any adverse opinion or a disclaimer of opinion nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principals.

     The decision to change accountants for the Plan was approved by the Audit/Compliance Committee on May 6, 2004.

     During the registrant’s two most recent fiscal years and through May 4, 2004, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years.

     During the two most recent fiscal years and through May 4, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v).

     The new principal accountant for the Plan is Mohler, Nixon & Williams, Accountancy Corporation, and they were engaged on May 4, 2004.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is attached hereto and furnished herewith:

Exhibit
Number
16.1	Letter from PricewaterhouseCoopers, LLP, dated May 10, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION PROFIT SHARING
AND 401(K) PLAN

Date: May 10, 2004	By:	/s / R.C. Allbritton

R.C. Allbritton
Secretary

	By:	/s / Michael L. Thomas

Michael L. Thomas
Committee Member

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INDEX TO EXHIBITS

Exhibit
Number	Document
16.1	Letter from PricewaterhouseCoopers, LLC, dated May 10, 2004

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